SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         -------------------------------


                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                  FLOATING RATE INCOME STRATEGIES FUND, INC.
        -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Maryland                                  Applied For
----------------------------------            ---------------------------------
(State of incorporation or organization)      (IRS employer identification no.)


Floating Rate Income Strategies Fund, Inc.
800 Scudders Mill Road                                   08536
Plainsboro, New Jersey                        ---------------------------------
-----------------------------------                    (zip code)
(Address of principal executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class to be so               Name of each exchange on which each
registered                                 class is to be registered
----------------------------               ------------------------------------

Common Stock, par value $.10 per share     New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

None


Item 1.  Description of Registrant's Securities to be Registered.

         The section captioned "Description of Capital Stock" in the Registrant's preliminary prospectus forming a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333-108051) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 19, 2003 is incorporated herein by reference.

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

Item 2.  Exhibits.

         The following exhibits have been filed with the Commission:

                  (1)      Form of Certificate for Common Stock.*
                  (2) Portions of the Articles of Incorporation and the By-Laws of the Registrant defining the rights of holders of Shares of Common Stock.**

















------------
*    Incorporated by reference to Exhibit (d)(2) to the Registration
     Statement.

**   Incorporated by reference to Exhibit (d)(1) to the Registration
     Statement.


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


                                   SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              FLOATING RATE INCOME STRATEGIES FUND, INC.
                                             (Registrant)


                              By: /s/ Donald C. Burke
                                  -----------------------------------------
                                  By:     Donald C. Burke
                                  Title:  Vice President and Treasurer


October 23, 2003

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